EXHIBIT 10.1

BUSINESS CONSULTANT AGREEMENT

THIS BUSINESS CONSULTANT AGREEMENT (Agreement) is made and entered into this 25th day of August 2010, by and between Camelot Entertainment Group, Inc., a Delaware corporation, its predecessors, successors, subsidiaries and affiliates (the “Corporation”), one the one hand, and WallStreet Awareness, a Michigan corporation and its affiliates (the “Consultant”), on the other hand.

BACKGROUND

A.  The Corporation continues to experience growth while implementing its business model.

B.  The Consultant provides specific public relations, advertising and promotion Services, as defined below, which the Corporation needs.

C. The Consultant has provided public relations, advertising and promotion Services to the Corporation since August 1 2009. As a result of various agreements between the Consultant and the Corporation, the Consultant is owed consideration for Services provided between August 1, 2009 and January 31, 2010.

D.  As a result, the Board of Directors of the Corporation (the “Board”) has determined that it is in the best interests of the Corporation and its stockholders that the Corporation retain the services of Consultant to consult with the (i) Board, (ii) officers of the Corporation, and (iii) administrative staff of the Corporation concerning issues which may occur relating to the business of the Corporation, including assisting the Corporation in implementing its business model (collectively, and as further described in Exhibit A, the “Services”).

E.  It is the desire of the Consultant to provide the Services to the Corporation on an independent contractor basis.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKINGS SPECIFIED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

1.           Term of Agreement.  This Agreement shall be in full force and effect commencing August 25th, 2010 and concluding at the close of business on September 25, 2010 (the “Term”), unless extended by mutual agreement of the parties.

2.           Consultation.  The Consultant shall make appropriate personnel available to consult with the Board, the officers of the Corporation, and the department heads of the administrative staff of the Corporation, at reasonable times, concerning matters relating to any issue of importance regarding the business affairs of the Corporation, including, but not limited to, the specific Services detailed on Exhibit A attached hereto.

3.           Management Authority; Independent Contractor Status.  The Consultant shall have no management authority of or for the Corporation.  The Corporation’s officers will operate the business affairs of the Corporation in their sole and absolute discretion.  All the members of the Corporation’s administrative staff shall be employees of the Corporation.  The Consultant shall have no control or charge of the administrative staff and no control or authority to employ, discharge, direct, supervise or control any member of the administrative staff or other employees of the Corporation.  It is the intention of the Corporation that the Consultant not undertake any activities which would make Consultant an affiliate of the Corporation, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules and regulations promulgated thereunder. The Corporation is interested only in the results obtained by the Consultant, who shall have the sole control of the manner and means of performing the Services under this Agreement.  The Corporation shall not have the right to require the Consultant to collect accounts, investigate customer complaints, attend meetings, periodically report to the Corporation, follow prescribed itineraries, keep records of business transacted, make adjustments, conform to particular policies of the Corporation, or do anything else which would jeopardize the relationship of independent contractor between the Corporation and the Consultant, nor shall the Corporation, nor the Consultant, do anything that would in any way cause the Consultant to be classified as an affiliate as defined in the Securities Act or the Exchange Act.

4.           No Power of Consultant to Act as Agent.  The Consultant shall have no right, power or authority to be, or act, as an agent of the Corporation for any purpose whatsoever.  In that regard, the Consultant shall not attempt or purport to obligate the Corporation to any obligation or agreement.

5.           Limited Liability.  With regard to the Services, the Consultant shall not be liable to the Corporation, or to any person who may claim any right because of that person’s relationship with the Corporation, for any acts or omissions in the performance of the Services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to the Consultant’s gross negligence or willful misconduct, which definition includes, but is not limited to, any violation by the Consultant of any local, state and or federal securities laws and or regulations, including those established by the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”).  In the event Consultant commits or causes to be committed any acts or omissions that are due to the Consultant’s gross negligence or willful misconduct, this Agreement shall be deemed void, and all Shares issued in connection herewith shall be immediately cancelled by the Corporation and the Consultant shall physically return all Shares to the Corporation within three business days of the Consultant being notified of the acts and or omissions by the Corporation. In the event the Consultant has transferred or disposed of the Shares, or a portion thereof, prior to this Agreement becoming void as provided for herein, Consultant shall be solely responsible for replacing those Shares in order to comply with this Section 5.

6.           Cash Compensation.

The Consultant shall receive Twenty-Five Thousand Dollars ($25,000) in cash and/or stock as consideration for the Services provided. Consultant shall receive an initial cash payment of Ten Thousand Dollars ($10,000).

7.           Stock. Consultant and Corporation mutually agree that the balance of the cash compensation described in Section 6 above shall be paid in stock as follows: Consultant will be paid in shares of the Corporations $0.0001 par value common stock (“Shares”) from time to time. For consulting services relating to investor relations, promotion and corporate financing during the Term and in accordance with prior agreements between the Consultant and the Corporation, the Consultant shall receive up to 350,000 Shares issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and the rules and regulations promulgated by the Commission under that section of the Securities Act, specifically Rule 506. Further, in the event this Agreement is terminated due to the expiration of the Term or for any other reason, other than those contained in Sections 5 and 18, respectively, the terms and conditions of Section 7 of this Agreement shall remain in full force and effect.

The Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to the Consultant’s performance of the Services and receipt of compensation under this Agreement.  Because the Consultant is an independent contractor, the Company will not withhold or make payments for Social Security, make disability insurance contributions, or obtain worker’s compensation insurance on the Consultant’s behalf.  The Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, Social Security, disability and other contributions based on fees paid to the Consultant under this Agreement.  The Consultant hereby agrees to indemnify and defend the Company against any and all such taxes or contributions, including penalties and interest.

   8.            Warrants.

The Consultant shall not receive any warrants.

9.           Options.

The Consultant shall not receive any options.

10.         Expenses.  The Consultant shall be responsible for its out-of-pocket expenses incurred in connection with this Agreement, including fees and expenses of its legal counsel.

11.         Minimum Service/Effort.  During the Term the Consultant, shall devote only so much time to the affairs of the Corporation as the Consultant and the Corporation mutually determine to be necessary or appropriate; and the Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant’s sole discretion, determines to be necessary or appropriate.  Notwithstanding the foregoing, Consultant hereby agrees to utilize its best efforts in performing the Services.

12.         Change of Control.  In the event the Corporation experiences a “change in control” transaction, including, but not limited to, a merger, acquisition or sale of a controlling interest in the Corporation, the terms and conditions of this Agreement shall remain in effect and in full force, and such action by the Corporation shall not in any way diminish, affect or compromise the Consultant’s rights, including but not limited to, all compensation as described in this Agreement.

13.         Hold Harmless.  The Corporation agrees to indemnify and hold harmless Consultant, its affiliates, agents, attorneys, stockholders, directors, officers, employees and controlling persons, within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, for any violations of state or federal securities laws by the Corporation or any of its officers, other employees, agents, affiliates, counsel, stockholders, directors, and controlling persons in connection with the terms and conditions of this Agreement and all acts by the Corporation as a result thereof.  Likewise, the Consultant agrees to indemnify and hold harmless the Corporation and its affiliates, agents, attorneys, stockholders, directors, officers, employees and controlling persons, within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act, for any violations of state or federal securities laws by the Consultant or any of its officers, other employees, agents, affiliates, attorney, stockholders, directors, and controlling persons in connection with the terms and conditions of this Agreement and all acts by the Consultant as a result thereof.

14.         Corporate Documents.  The Corporation will provide and deliver to Consultant, at the Corporation’s expense, all documents, appraisals, projections, financial data, and other information (collectively referred to herein as the “Information”), requested by Consultant for the purpose of rendering the Services under this Agreement.  All Information shall be accurate and complete, in all material respects, and the Corporation recognizes and confirms that (a) Consultant will use and rely on the Information without having independently verified the same, and (b) Consultant does not assume responsibility for the accuracy or completeness of the Information.

15.         Corporate Disclosure.  The Corporation shall use its best efforts to disclose to Consultant all material events and developments that have occurred prior to the date of this Agreement relating to the Corporation’s financial condition, operations or prospects.  During the Term, the Corporation will promptly notify Consultant of any material event or development relating to the financial condition, business operations or business prospects of the Corporation and promptly deliver to Consultant copies of all material filings made by the Corporation with any regulatory agency and copies of all press releases issued by the Corporation and make available same for inspection by Consultant, during regular business hours and upon 24 hours notice by Consultant.

16.           Confidentiality.  Consultant agrees to keep confidential all material, non-public Information provided to it by the Corporation, except as required by law or as contemplated by the terms of this Agreement. It is further agreed that from time to time that the Corporation may designate certain disclosed Information as confidential for purposes of this Agreement.  Notwithstanding anything to the contrary herein, Consultant may disclose non-public Information to its agents and advisors whenever Consultant determines that such disclosure is necessary or advisable to provide the Services.  The Consultant hereby acknowledges and affirms that it has been notified by the Corporation that this Agreement and all other agreements between the parties may be included in various filings that the Corporation is required make, or elects to make, with the SEC and various state agencies.

17.           Work Product.  The Consultant hereby irrevocably assigns to Corporation, and Corporation shall have, exclusive ownership rights, including, without limitation, all patent, copyright, trademark and trade secret rights, with respect to any work produced by Consultant in the course of rendering Services to Corporation including, but not limited to, the development, modification or enhancement of systems, programs, instructions, concepts and documentation developed for or relating to Corporation and all documents, data and other information of any kind including information incorporating, based upon or derived from the foregoing, including reports and notes prepared by the Consultant.  Such work product will be the property of Corporation and may not be used by the Consultant for any other purpose than the benefit of Corporation.  Any and all such property and material containing such property shall be delivered promptly to Corporation on request of the Corporation and in any event at the termination of the Consultant’s work for Corporation and no copies thereof shall be retained by the Consultant unless the prior written consent of the Corporation.  A certificate evidencing compliance with this provision shall, if requested by Corporation, accompany such materials.  Further, the Consultant will execute and deliver all documents required by Corporation to document or perfect Corporation’s proprietary rights in said work.  Such work shall be a work made for hire and the Consultant shall have no proprietary interest herein.  All deliverables shall bear Corporation’s copyright and trade secret notices.

18.           Advertisements; No Faxes; No emails.  In the event that the Consultant finds itself in a position to make a newsworthy announcement, including, but not limited to, a new product, sales results, existing product information or expansion, Consultant will have the right to place advertisements in various media outlets, including, but not limited to, print publications, the internet, direct mail, radio, television, satellite, or cable, describing its Services to the Corporation hereunder; provided, however, that Consultant will submit copies of such advertisements to the Corporation so that the Corporation may consent to the form and content of such advertisements, approval of which shall not reasonably be withheld.  Notwithstanding the foregoing, Consultant shall not either directly or indirectly authorize, direct, place or allow any announcements or other material of any type whatsoever to be faxed and or emailed, including, but not limited to, promotional material of any nature, type or form, relating to the Corporation, nor shall the Consultant contract with any third party which as a result of said contract would result in some type of fax or email program being contemplated or implemented, without the expressed written consent of the Corporation.  In the event Consultant fails to honor, and is therefore in default of this Section 18 (“Default”), this Agreement shall be deemed void, and all Shares shall be immediately cancelled by the Corporation and the Consultant shall physically return all certificates representing Shares to the Corporation within three business days of the Consultant being notified of the Default by the Corporation.  The Default, should it occur, would be by definition “gross negligence and willful misconduct” by the Consultant.  In the event the Consultant has transferred or disposed of the Shares or a portion thereof prior to a Default occurring, Consultant shall be solely responsible for replacing the Shares in order to comply with this Section 18.

19.           Consultant Representation. Consultant represents and warrants to Corporation that: (a) Consultant is not a broker dealer; (b) Consultant and its principals, employees, advisors and/or consultants are not and will not violate any federal and/or state securities laws and/or regulations in performing the Services contemplated by this Agreement; (c) Consultant and its principals, employees, advisors and/or consultants are not receiving compensation based upon the performance, including, but not limited to, price and volume, of any security connected with this Agreement, including, but not limited to, the Shares; (d) Consultant is receiving as consideration hereunder a specific number of Shares for the Services performed; and (e) Consultant agrees to indemnify and hold harmless Corporation from any claim brought against Corporation as a result of the Services to be performed, including, but not limited to, any claims and/or actions resulting from a breach by Consultant and his principals, employees, advisors and/or consultants of the representations made hereunder.

20.         Failure to act by One Person.  Any direction, consultation given, or service performed by any persons acting on behalf of the Consultant pursuant to the provisions of this Agreement shall constitute the performance of the Service by the Consultant.

21.         Indemnification.  In addition to the limitation of liability found in Sections 5 and 13, respectively, each party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other party (the “Indemnified Party”) from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the work performed under this Agreement; including breach of the Indemnifying Party of this Agreement.  The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party’s indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense.  If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

The rights and obligations of the Parties under this Article shall be binding upon and inure to the benefit of any successors, assigns and heirs of the Parties.

22.         Equitable Remedies.  As a result of the uniqueness of the Services to be performed by the Consultant for the Corporation, and because the Consultant’s reputation in the community may be affected by the financial success or failure of the Corporation, in addition to the other rights and remedies that the Consultant may have for a breach of this Agreement, the Consultant shall have the right to enforce this Agreement, in all of its provisions, by specific performance or other relief in a court or equity.

23.         Consultant’s Representatives.  In its performance of the Services, the Consultant shall have the right to appoint or otherwise designate suitable and desirable employees, agents and representatives (the “Consultant’s Representatives”).  The Consultant shall be solely responsible for the Consultant’s Representatives, including but not limited to, their acts, omissions, and liabilities.  Consultant agrees that the Consultant’s Representatives shall not have any claim against the Corporation for salaries, commissions, items of cost, or other form of compensation or reimbursement.  The Consultant represents, warrants, and covenants that the Consultant’s Representatives shall be subordinate to the Consultant and subject to each and all of the terms, provisions and conditions applying to the Consultant specified in this Agreement.

24.         Attorneys’ Fees.  In the event any party to this Agreement shall commence legal proceedings against another party to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

25.         Governmental Rules and Regulations.  The provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the relationship contemplated by the provisions of this Agreement.

26.         Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the Parties as follows:

If to the Corporation:	Camelot Entertainment Group, Inc.
8001 Irvine Center Drive
Suite 400
Irvine, CA 92618
Telecopier: 949-643-5504

If to the Consultant:	WallStreet Awareness, LLC 2749 Holly Street Dearborn, MI 48120 Telecopier: 313-768-7899

The persons and addresses set forth above may be changed from time to time by a notice sent to the address noted above.  If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section 26, such notice shall be conclusively deemed given at the time of such delivery, provided a receipt is obtained from the recipient.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal.  If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

27.         Entire Agreement.  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties regarding the subject matter of this Agreement and specifies all the covenants and agreements between the parties with respect to that subject matter, and each party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not specified in this Agreement; and any other agreement, statement or promise concerning the subject matter specified in this Agreement shall be of no force or effect in a subsequent modification in writing signed by the party to be charged.

28.         Severability.  In the event any provision of this Agreement, for any reason, is determined to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in complete force and effect as if this Agreement had been executed without the invalid portion of this Agreement.  It is hereby declared the intention of the parties that the parties would have executed the remaining portion of this Agreement without including any such part, parts or portion which, for any reason, hereafter my be determined invalid.

29.         Captions and Interpretation.  Captions of the paragraphs of this Agreement are for convenience and reference only, and the words contained in those captions shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.  The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if that language was prepared by all parties and not strictly for or against any party.

30.         Further Assurances.  Each party shall take any and all action necessary, appropriate or advisable to execute and discharge such party’s responsibilities and obligations created by the provisions of this Agreement and to further effectuate, perform and carry out the intents and purposes of this Agreement and the relationship contemplated by the provision of this Agreement.

31.         Number and Gender.  Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word “person” shall include corporation, firm, trust, association, governmental authority, municipality, association, sole proprietorship, joint venture, association, organization, estate, joint stock company, partnership, or other form of entity.

32.         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

33.         Successors and Assigns.  This Agreement and each of the provisions of this Agreement shall obligate and inure to the benefit the heirs, executors, administrators, successors and assigns of each of the parties; provided, however, nothing specified in this paragraph shall be a consent to the assignment or delegation by any party of such party’s respective rights and obligations created by the provisions of this Agreement.

34.         Reservation of Rights.  The failure of any party at any time hereafter to require strict performance by the other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect or diminish any right of such failing party to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms and conditions specified in this Agreement.  None of the representations, warranties, covenants, conditions, provisions and terms specified in this Agreement shall be deemed to have been waived by any act or knowledge of either party or such party’s agents, officers or employees, and any such waiver shall be made only by an instrument in writing, signed by the waiving party and directed to each non-waiving party specifying such waiver.

35.         Concurrent Remedies.  No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.  The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which either party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

36.         Choice of Law.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

37.         Exclusive Jurisdiction and Venue.  The parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

38.         Assignability.  Neither party shall sell, assign, transfer, covey or encumber this Agreement or any right or interest in this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party.  In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee’s legal representative shall agree with such other party in writing to assume personally, perform and be obligated by the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

39.         Continuing Provisions.  Notwithstanding anything to the contrary contained herein, all provisions concerning confidentiality, indemnification, contribution, and the Corporation’s payment obligations contained herein shall survive any expiration or termination of this Agreement.

40.         Force Majeure.

a.           If any party is rendered unable, completely or partially, by the occurrence of any event of “force majeure” (as defined below) to perform such party’s obligations under this Agreement , such party shall give to the other party prompt written notice of the event of “force majeure” with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of “force majeure,” shall be suspended during, but no longer than, the continuance of the event of “force majeure.”  The party affected by such event of “force majeure” shall use all reasonable diligence to resolve, eliminate and terminate the event of “force majeure” as quickly as practicable.

b.           The requirement that an event of “force majeure” shall be remedied with all reasonable dispatch as herein above specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party’s wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned.

c.           The term “force majeure” as used herein shall be defined to mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightening, fire, public demonstration, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not reasonably within the control of the party claiming such suspension.

41.         Consent to Agreement.  By executing this Agreement, each party, for itself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

CORPORATION:		CONSULTANT:

Camelot Entertainment Group, Inc.		WallStreet Awareness, LLC
a Delaware corporation		a Michigan corporation

By:	/s/ Robert P. Atwell	By:	/s/ Randy Hamdan
Robert P. Atwell		Randy Hamdan
President		Its: Managing Member

Exhibit A

Specific Services

A.	Provide management consulting services and business development support.

B.	Provide a general business and financial analysis of the Corporation’s proposed business plan with respect to the business of Corporation.

C.	Provide the Corporation with business advisory services, stockholder information services and public relation services.

D.	Review and analyze all aspects of the Corporation’s structure and its goals and make recommendations on feasibility and achievement of desired goals.

E.	Provide Investor Relations Services.

F.	Provide Newsletters to double opt-in emails from WallStreet Awareness in accordance with the terms and conditions of this Agreement.